Exhibit 99.1

MIC

125 West 55th Street New York, NY10019 United States	Telephone Facsimile Internet:	+1 212 231 1825 +1 212 231 1828 www.macquarie.com/mic

FOR IMMEDIATE RELEASE

MIC REPORTS FIRST QUARTER 2018 FINANCIAL RESULTS AND STRATEGIC UPDATE

•	Financial results in line with expectations:
•	Net income of $46.8 million, up 43.4%
•	Adjusted Proportionately Combined EBITDA excluding non-cash items of $178.7 million, broadly in line with the prior comparable period
•	Cash generated by operating activities of $144.1 million, up 12.9%
•	Adjusted Free Cash Flow of $135.9 million, down 7.5% from $146.9 million in the prior comparable period and flat with the $135.5 million in the fourth quarter of 2017
•	Announces core priorities to build long-term value:
•	Progress repurposing of a portion of capacity and repositioning of International-Matex Tank Terminals (IMTT)
•	Efficient portfolio and capital management including strategic review of Contracted Power and the potential sale of a portion or all of the Bayonne Energy Center (BEC)
•	Increased balance sheet strength and flexibility through lower leverage
•	Reaffirms EBITDA guidance for 2018 of $690 million to $720 million
•	2018 growth capital deployment expectations revised to approximately $300 million
•	Authorizes cash dividend of $1.00 per share for the first quarter of 2018, consistent with guidance

New York, May 2, 2018 — Macquarie Infrastructure Corporation (NYSE: MIC) today announced its first quarter 2018 financial results including an increase in net income of 43.4% to $46.8 million from $32.6 million in the prior comparable period on lower taxes and unrealized gains on derivative instruments.

Adjusted Proportionately Combined EBITDA excluding non-cash items of $178.7 million was broadly in line with the $180.2 million recorded in the prior comparable period.

Cash generated by operating activities of $144.1 million increased 12.9% over the $127.6 million recorded in the prior comparable period largely due to favorable movements in working capital.

Adjusted Free Cash Flow, which excludes certain one-time items including transaction related costs, was $135.9 million, down 7.5% from $146.9 million in the prior comparable period and flat on the $135.5 million reported in the fourth quarter of 2017. The decline was due primarily to increased maintenance capital expenditures and higher interest expense.

MIC also announced a quarterly cash dividend of $1.00 per share, consistent with guidance provided in February 2018.

MIC Chief Executive Officer Christopher Frost said: “MIC’s financial results for the first quarter of 2018 reflect the underlying strength and diversity of our portfolio of infrastructure businesses.”

“Atlantic Aviation maintained its strong performance and Contracted Power delivered a better than anticipated contribution. This performance was offset by the previously forecast and disclosed reduction in contribution from IMTT and higher expenses at MIC Hawaii. We have also taken meaningful steps to address the enhancements required at IMTT with respect to certain storage assets.”

Drivers of first quarter 2018 segment results included:

•	IMTT generated EBITDA of $78.1 million, down 6% compared with the first quarter in 2017, driven by the expected decline in average capacity utilization to 88.1% in the quarter versus 96.3% in the prior comparable period;
•	Atlantic Aviation generated EBITDA of $70.9 million, up 9.3% over the prior comparable period, on increases in general aviation flight activity and contributions from fixed base operations acquired in 2017;
•	Contracted Power generated EBITDA of $17.9 million, up 24.8% versus the prior comparable period, on better than anticipated demand for peaking power in New York and improved operating performance of wind facilities; and,
•	MIC Hawaii generated EBITDA of $14.8 million, down 23.3% compared with the first quarter in 2017, driven by higher expenses.

Core Priorities

MIC provided the following additional information concerning its core priorities.

Repurposing and Repositioning of IMTT

In February 2018, MIC announced that it was undertaking initiatives related to the repurposing and repositioning of certain IMTT assets in response to shifts in global demand and trade flows impacting on IMTT’s Lower Mississippi River and New York Harbor terminal locations.

The Company anticipates repurposing approximately three million barrels of storage capacity at IMTT away from primarily heavy and residual oils to gasoline and distillates, ethanol, chemicals and vegetable and/or tropical oils. Capacity utilization at IMTT is expected to average in the mid-80s percent in 2018 and to increase to the low 90s percent range in 2020, both subject to market conditions.

In 2018, IMTT is expected to invest approximately $15 million in the repurposing of storage capacity. IMTT is also expected to deploy an additional $10 to $20 million on projects designed to reposition or increase the capacity and enhance the capability of the business.

“As repurposing initiatives continue to be evaluated and the scope of capital projects refined, the forecast level of spending at IMTT in 2018 has decreased modestly. However, we continue to expect that up to $225 million will be deployed by IMTT on repurposing and repositioning in 2018 through 2020,” said Frost.

Portfolio and Capital Management

MIC noted in its fourth quarter 2017 results release that it expected to deploy approximately $350 million of capital in growth projects across all of its businesses in 2018.

Through the end of March 2018 MIC had deployed or committed to deploy approximately $50 million on projects including the acquisition (on-field consolidation) of a fixed base operation by Atlantic Aviation and the ongoing development of additional power generating capacity at BEC.

With the refinement of investment at IMTT together with revised scoping of other capital projects, MIC now believes that its growth capital deployment in 2018 will be approximately $300 million.

MIC’s construction of additional power generating capacity at BEC is nearing completion and, as announced in February, the Company continues to evaluate strategic options regarding its Contracted Power businesses including the sale of a portion or all of BEC.

On April 24, 2018, IMTT closed on the sale of its OMI Environmental Solutions, Inc. subsidiary. The oil spill cleanup business had generated negative EBITDA in each of the past eight quarters. After transaction costs and other payments, IMTT is expected to receive net cash of approximately $11 million subject to adjustments for changes in working capital.

Balance Sheet Strength

Proceeds from the sale of any portion of BEC, or from smaller, non-core assets generally, would likely be used to accelerate the de-levering of MIC from its current 4.9 times net debt to EBITDA (trailing twelve months adjusted for the full year impact of acquisitions) to a level closer to its low- to mid- four times target.

“We expect to fund our 2018 capital spending with a combination of Free Cash Flow not used to support our dividend, together with proceeds from the sale of any portion of BEC or smaller assets in our portfolio. Any additional sale proceeds will strengthen our balance sheet and increase our financial flexibility,” commented Frost.

Guidance Reaffirmed

MIC reiterated its guidance for 2018 EBITDA in a range between $690 and $720 million, broadly in line with 2017. The guidance reflects both the seasonality in certain businesses and the previously forecast decline in average storage utilization at IMTT over the balance of the year.

The Company also provided the following segment level buildup of its 2018 EBITDA guidance:

IMTT:	$285 – $295 million
Atlantic Aviation:	$265 – $275 million
Contracted Power:	$95 – $100 million
MIC Hawaii:	$60 – $65 million
Corporate/Other:	$(15) – $(15) million

First Quarter 2018 Dividend

The MIC board of directors authorized a cash dividend of $1.00 per share, or $4.00 annualized, for the first quarter of 2018. The dividend will be payable May 17, 2018 to shareholders of record on May 14, 2018. The Company reaffirmed its previous guidance for a distribution of $1.00 per share in each quarter in 2018.

“Given financial and operational performance of our businesses in the quarter that were consistent with our guidance, we believe that a dividend of $1.00 per share, per quarter, is sustainable through 2018,” said Frost. “As we make progress against initiatives tied to our priorities, and subject to market conditions, we believe we will be well-positioned for future dividend growth.”

Summary Financial Information

	Quarter Ended March 31,		Change Favorable/(Unfavorable)
	2018	2017	$	%
	($ In Thousands, Except Share and Per Share Data) (Unaudited)
GAAP Metrics
Net income	$46,795	$32,638	14,157	43.4
Weighted average number of shares outstanding: basic	84,821,453	82,138,168	2,683,285	3.3
Net income per share attributable to MIC	$0.91	$0.44	0.47	106.8
Cash provided by operating activities(1)	144,102	127,594	16,508	12.9
MIC Non-GAAP Metrics
EBITDA excluding non-cash items(2)	$180,919	$180,315	604	0.3
Shared service implementation costs(3)	—	2,354	(2,354)	(100.0)
Investment and acquisition costs(3)	944	—	944	NM
Adjusted EBITDA excluding non-cash items(3)	$181,863	$182,669	(806)	(0.4)
Cash interest(4)	$(29,813)	$(25,874)	(3,939)	(15.2)
Cash taxes	(3,871)	(3,721)	(150)	(4.0)
Maintenance capital expenditures	(9,862)	(4,476)	(5,386)	(120.3)
Noncontrolling interest(5)	(2,431)	(1,671)	(760)	(45.5)
Adjusted Free Cash Flow(3)	$135,886	$146,927	(11,041)	(7.5)

NM — Not meaningful

(1)	Conformed to current period presentation for the adoption of ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. See Note 2, “Basis of Presentation”, in our Notes to Consolidated Condensed Financial Statements in Part I of Form 10-Q for the quarter ended March 31, 2018.
(2)	EBITDA excluding non-cash items is calculated as net income before interest expense, taxes, depreciation and amortization expense, management fees, pension expense and other non-cash (income) expense recorded in the consolidated statement of operations. See below for reconciliation of net income (loss) to EBITDA excluding non-cash items.
(3)	Adjusted EBITDA excluding non-cash items and Adjusted Free Cash Flow exclude costs relating to certain investment and acquisition activities for the quarter ended March 31, 2018 and exclude costs relating to implementation of our shared services center for the quarter ended March 31, 2017.
(4)	Cash interest is calculated as interest expense, net, excluding the impact of non-cash adjustments for unrealized (gains) losses from derivative instruments, amortization of deferred financing costs and the amortization of debt discount recorded in the consolidated statement of operations.
(5)	Noncontrolling interest adjustment represents the portion of Free Cash Flow not attributable to MIC's ownership interest.

Conference Call and Webcast

When:  MIC has scheduled a conference call for 8:00 a.m. Eastern Time on Thursday, May 3, 2018 during which management will review and comment on the first quarter 2018 results.

How:  To listen to the conference call dial +1(650) 521-5252 or +1(877) 852-2928 at least 10 minutes prior to the scheduled start time. A webcast of the call will be accessible via the Company’s website at www.macquarie.com/mic. Allow extra time prior to the call to visit the site and download the software needed to listen to the webcast.

Slides:  MIC will prepare materials in support of its conference call. The materials will be available for downloading from the Company’s website prior to the call.

Replay:  For interested individuals unable to participate in the live conference call, a replay will be available after 2:00 p.m. on May 3, 2018 through midnight on May 11, 2018, at +1(404) 537-3406 or +1(855) 859-2056, Passcode: 4495099. An online archive of the webcast will be available on the Company’s website for one year following the call.

About MIC

MIC owns and operates a diversified group of businesses providing basic services to customers in the United States. Its businesses consist of a bulk liquid terminals business, International-Matex Tank Terminals; an airport services business, Atlantic Aviation; entities comprising an energy services, production and distribution segment, MIC Hawaii; and entities comprising a Contracted Power segment. For additional information, please visit the MIC website at www.macquarie.com/mic. MIC-G

Use of Non-GAAP Measures

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items, Free Cash Flow and Proportionately Combined Metrics

In addition to MIC’s results under U.S. GAAP, the Company uses certain non-GAAP measures to assess the performance and prospects of its businesses. In particular, MIC uses EBITDA excluding non-cash items, Free Cash Flow and certain proportionately combined financial metrics. Proportionately combined financial metrics, including Free Cash Flow, reflect MIC’s proportionate interest in its wind and solar facilities.

MIC measures EBITDA excluding non-cash items as a reflection of its businesses’ ability to effectively manage the volume of products sold or services provided, the operating margin earned on those transactions and the management of operating expenses independent of the capitalization and tax attributes of those businesses. The Company believes investors use EBITDA excluding non-cash items primarily as a measure to assess the operating performance of its businesses and to make comparisons with the operating performance of other businesses whose depreciation and amortization expense may vary widely from MIC’s, particularly where acquisitions and other non-operating factors are involved. MIC defines EBITDA excluding non-cash items as net income (loss) or earnings — the most comparable GAAP measure — before interest, taxes, depreciation and amortization and non-cash items including impairments, unrealized derivative gains and losses, adjustments for other non-cash items and pension expense reflected in the statements of operations. EBITDA excluding non-cash items also excludes base management fees and performance fees, if any, whether paid in cash or stock.

Given MIC’s varied ownership levels in its Contracted Power and MIC Hawaii segments, together with obligations to report the results of these businesses on a consolidated basis, GAAP measures such as net income (loss) do not fully reflect all of the items management considers in assessing the amount of cash generated based on its ownership interest in its businesses. The Company notes that the proportionately combined metrics used may be calculated in a different manner by other companies and may limit their usefulness as a comparative measure. Therefore, proportionately combined metrics should be used as a supplemental measure to help understand MIC’s financial performance and not in lieu of financial results reported under GAAP.

The Company’s businesses can be characterized as owners of high-value, long-lived assets capable of generating substantial Free Cash Flow. MIC defines Free Cash Flow as cash from operating activities — the most comparable GAAP measure — which includes cash paid for interest, taxes and pension contributions, less maintenance capital expenditures, which includes principal repayments on capital lease obligations used to fund maintenance capital expenditures, and excludes changes in working capital.

Management uses Free Cash Flow as a measure of its ability to provide investors with an attractive risk-adjusted return by sustaining and potentially increasing MIC’s quarterly cash dividend and funding a portion of the Company’s growth. GAAP metrics such as net income (loss) do not provide MIC management with the same level of visibility to into the performance and prospects of the business as a result of: (i) the capital intensive nature of MIC’s businesses and the generation of non-cash depreciation and amortization; (ii) shares issued to the Company’s external manager under the Management Services Agreement, (iii) the Company’s ability to defer all or a portion of current federal income taxes; (iv) non-cash unrealized gains or losses on derivative instruments; (v) amortization of tolling liabilities; (vi) gains (losses) on disposal of assets, and (vii) pension expense. Pension expenses primarily consist of interest expense, expected return on plan assets and amortization of actuarial and performance gains and losses. Any cash contributions to pension plans are reflected as a reduction to Free Cash Flow and are not included in pension expense. Management believes that external consumers of its financial statements, including investors and research analysts, use Free Cash Flow both to assess the Company’s performance and as an indicator of its success in generating an attractive risk-adjusted return.

In its Quarterly Report on Form 10-Q, the Company has disclosed Free Cash Flow on a consolidated basis and for each of its operating segments and MIC Corporate. Management believes that both EBITDA excluding non-cash items and Free Cash Flow support a more complete and accurate understanding of the financial and operating performance of its businesses than would otherwise be achieved using GAAP results alone.

Free Cash Flow does not take into consideration required payments on indebtedness and other fixed obligations or other cash items that are excluded from MIC’s definition of Free Cash Flow. Management notes that Free Cash Flow may be calculated differently by other companies thereby limiting its usefulness as a comparative measure. Free Cash Flow should be used as a supplemental measure to help understand MIC’s financial performance and not in lieu of its financial results reported under GAAP.

See “Reconciliation of Consolidated Net Income to EBITDA excluding non-cash items and a Reconciliation from Cash Provided by Operating Activities to Free Cash Flow” below.

Classification of Maintenance Capital Expenditures and Growth Capital Expenditures

MIC categorizes capital expenditures as either maintenance capital expenditures or growth capital expenditures. As neither maintenance capital expenditure nor growth capital expenditure is a GAAP term, the Company has adopted a framework to categorize specific capital expenditures. In broad terms, maintenance capital expenditures primarily maintain MIC’s businesses at current levels of operations, capability, profitability or cash flow, while growth capital expenditures primarily provide new or enhanced levels of operations, capability, profitability or cash flow. Management considers a number of factors in determining whether a specific capital expenditure will be classified as maintenance or growth.

MIC does not bifurcate specific capital expenditures into growth and maintenance components. Each discrete capital expenditure is considered within the above framework and the entire capital expenditure is classified as either maintenance or growth.

Forward-Looking Statements

This press release contains forward-looking statements. MIC may, in some cases, use words such as “project”, “believe”, “anticipate”, “plan”, “expect”, “estimate”, “intend”, “should”, “would”, “could”, “potentially”, or “may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this release are subject to a number of risks and uncertainties, some of which are beyond MIC’s control including, among other things: changes in general economic or business conditions; its ability to service, comply with the terms of and refinance debt, successfully integrate and manage acquired businesses, retain or replace qualified employees, manage growth, make and finance future acquisitions, and implement its strategy; risks associated with development, investment and expansion in the power industry; its regulatory environment establishing rate structures and monitoring quality of service; demographic trends, the political environment, the economy, tourism, construction and transportation costs, air travel, environmental costs and risks; fuel and gas and other commodity costs; its ability to recover increases in costs from customers, cybersecurity risks, work interruptions or other labor stoppages; risks related to its shared services initiative; reliance on sole or limited source suppliers, risks or conflicts of interests involving its relationship with the Macquarie Group and changes in U.S. federal tax law.

MIC’s actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which MIC is not currently aware could also cause its actual results to differ. In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this release may not occur. These forward-looking statements are made as of the date of this release. MIC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

“Macquarie Group” refers to the Macquarie Group of companies, which comprises Macquarie Group Limited and its worldwide subsidiaries and affiliates. Macquarie Infrastructure Corporation is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia) and its obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of Macquarie Infrastructure Corporation.

For further information, please contact:

Investors: Jay Davis Investor Relations MIC 212-231-1825	Media: Melissa McNamara Corporate Communications MIC 212-231-1667

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS
($ in Thousands, Except Share Data)

	March 31, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$76,021	$47,121
Restricted cash	26,622	24,963
Accounts receivable, less allowance for doubtful accounts of $1,073 and $895, respectively	153,419	158,152
Inventories	38,743	36,955
Prepaid expenses	13,086	14,685
Fair value of derivative instruments	13,398	11,965
Other current assets	17,254	13,804
Total current assets	338,543	307,645
Property, equipment, land and leasehold improvements, net	4,644,350	4,659,614
Investment in unconsolidated business	9,408	9,526
Goodwill	2,068,799	2,068,668
Intangible assets, net	902,933	914,098
Fair value of derivative instruments	30,799	24,455
Other noncurrent assets	30,465	24,945
Total assets	$8,025,297	$8,008,951
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Due to Manager – related party	$7,550	$5,577
Accounts payable	52,424	60,585
Accrued expenses	87,800	89,496
Current portion of long-term debt	51,208	50,835
Fair value of derivative instruments	974	1,710
Other current liabilities	51,266	47,762
Total current liabilities	251,222	255,965
Long-term debt, net of current portion	3,608,812	3,530,311
Deferred income taxes	644,143	632,070
Fair value of derivative instruments	2,449	4,668
Tolling agreements – noncurrent	50,651	52,595
Other noncurrent liabilities	184,344	182,639
Total liabilities	4,741,621	4,658,248
Commitments and contingencies	—	—

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS – (continued)
($ in Thousands, Except Share Data)

	March 31, 2018	December 31, 2017
	(Unaudited)
Stockholders’ equity(1):
Common stock ($0.001 par value; 500,000,000 authorized; 84,902,562 shares issued and outstanding at March 31, 2018 and 84,733,957 shares issued and outstanding at December 31, 2017)	$85	$85
Additional paid in capital	1,728,712	1,840,033
Accumulated other comprehensive loss	(31,357)	(29,993)
Retained earnings	1,420,401	1,343,567
Total stockholders’ equity	3,117,841	3,153,692
Noncontrolling interests	165,835	197,011
Total equity	3,283,676	3,350,703
Total liabilities and equity	$8,025,297	$8,008,951

(1)	The Company is authorized to issue 100,000,000 shares of preferred stock, par value $0.001 per share. At March 31, 2018 and December 31, 2017, no preferred stock were issued or outstanding. The Company had 100 shares of special stock issued and outstanding to its Manager at March 31, 2018 and December 31, 2017.

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
($ in Thousands, Except Share and Per Share Data)

	Quarter Ended March 31,
	2018	2017
Revenue
Service revenue	$402,609	$363,804
Product revenue	98,947	87,653
Total revenue	501,556	451,457
Costs and expenses
Cost of services	187,470	154,706
Cost of product sales	53,385	47,225
Selling, general and administrative	86,957	76,952
Fees to Manager – related party	12,928	18,223
Depreciation	61,358	57,681
Amortization of intangibles	17,216	17,693
Total operating expenses	419,314	372,480
Operating income	82,242	78,977
Other income (expense)
Interest income	80	34
Interest expense(1)	(18,790)	(25,482)
Other income, net	42	1,182
Net income before income taxes	63,574	54,711
Provision for income taxes	(16,779)	(22,073)
Net income	$46,795	$32,638
Less: net loss attributable to noncontrolling interests	(30,039)	(3,377)
Net income attributable to MIC	$76,834	$36,015
Basic income per share attributable to MIC	$0.91	$0.44
Weighted average number of shares outstanding: basic	84,821,453	82,138,168
Diluted income per share attributable to MIC	$0.88	$0.44
Weighted average number of shares outstanding: diluted	92,793,852	82,147,763
Cash dividends declared per share	$1.00	$1.32

(1)	Interest expense includes gains on derivative instruments of $15.1 million and $954,000 for the quarters ended March 31, 2018 and 2017, respectively.

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
($ in Thousands)

	Quarter Ended March 31,
	2018	2017(1)
Operating activities
Net income	$46,795	$32,638
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	61,358	57,681
Amortization of intangible assets	17,216	17,693
Amortization of debt financing costs	3,049	2,202
Amortization of debt discount	897	619
Adjustments to derivative instruments	(10,732)	1,972
Fees to Manager – related party	12,928	18,223
Deferred taxes	12,908	18,352
Pension expense	2,253	2,694
Other non-cash expense (income), net	563	(1,354)
Changes in other assets and liabilities, net of acquisitions:
Accounts receivable	4,242	1,059
Inventories	(2,141)	(3,718)
Prepaid expenses and other current assets	(1,798)	(7,559)
Due to Manager – related party	(68)	11
Accounts payable and accrued expenses	(5,945)	(12,382)
Income taxes payable	1,559	1,341
Other, net	1,018	(1,878)
Net cash provided by operating activities	144,102	127,594
Investing activities
Acquisitions of businesses and investments, net of cash acquired	(11.433)	—
Purchases of property and equipment	(48,181)	(59,869)
Loan to project developer	(10,800)	(8,000)
Loan repayment from project developer	5,217	—
Other, net	86	50
Net cash used in investing activities	(65,111)	(67,819)

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS – (continued)
(Unaudited)
($ in Thousands)

	Quarter Ended March 31,
	2018	2017(1)
Financing activities
Proceeds from long-term debt	$141,500	$104,000
Payment of long-term debt	(63,848)	(72,634)
Proceeds from the issuance of shares	125	2,049
Dividends paid to common stockholders	(122,259)	(107,714)
Contributions received from noncontrolling interests	271	—
Distributions paid to noncontrolling interests	(1,397)	(1,351)
Offering and equity raise costs paid	—	(69)
Debt financing costs paid	(2,595)	(435)
Payment of capital lease obligations	(22)	(21)
Net cash used in financing activities	(48,225)	(76,175)
Effect of exchange rate changes on cash and cash equivalents	(207)	—
Net change in cash, cash equivalents and restricted cash	30,559	(16,400)
Cash, cash equivalents and restricted cash, beginning of period	72,084	61,257
Cash, cash equivalents and restricted cash, end of period	$102,643	$44,857
Supplemental disclosures of cash flow information
Non-cash investing and financing activities:
Accrued equity offering costs	$80	$93
Accrued financing costs	$233	$—
Accrued purchases of property and equipment	$19,038	$25,598
Issuance of shares to Manager	$10,887	$18,462
Conversion of convertible senior notes to shares	$6	$17
Distributions payable to noncontrolling interests	$33	$29
Taxes paid, net	$2,040	$2,379
Interest paid	$25,986	$26,764

(1)	Conformed to current period presentation for the adoption of ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. See Note 2, “Basis of Presentation”, in our Notes to Consolidated Condensed Financial Statements in Part I of Form 10-Q for the quarter ended March 31, 2018.

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the consolidated condensed balance sheets that sum to the total of the same amounts presented in the consolidated condensed statements of cash flows:

	As of March 31,
	2018	2017
Cash and cash equivalents	$76,021	$29,618
Restricted cash – current	26,622	15,169
Restricted cash – non-current(2)	—	70
Total of cash, cash equivalents and restricted cash shown in the consolidated condensed statement of cash flows	$102,643	$44,857

(2)	Restricted cash — non-current is included in Other noncurrent assets in the consolidated condensed balance sheet.

MACQUARIE INFRASTRUCTURE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS – MD&A

	Quarter Ended March 31,		Change Favorable/(Unfavorable)
	2018	2017	$	%
	($ In Thousands, Except Share and Per Share Data) (Unaudited)
Revenue
Service revenue	$402,609	$363,804	38,805	10.7
Product revenue	98,947	87,653	11,294	12.9
Total revenue	501,556	451,457	50,099	11.1
Costs and expenses
Cost of services	187,470	154,706	(32,764)	(21.2)
Cost of product sales	53,385	47,225	(6,160)	(13.0)
Selling, general and administrative	86,957	76,952	(10,005)	(13.0)
Fees to Manager – related party	12,928	18,223	5,295	29.1
Depreciation	61,358	57,681	(3,677)	(6.4)
Amortization of intangibles	17,216	17,693	477	2.7
Total operating expenses	419,314	372,480	(46,834)	(12.6)
Operating income	82,242	78,977	3,265	4.1
Other income (expense)
Interest income	80	34	46	135.3
Interest expense(1)	(18,790)	(25,482)	6,692	26.3
Other income, net	42	1,182	(1,140)	(96.4)
Net income before income taxes	63,574	54,711	8,863	16.2
Provision for income taxes	(16,779)	(22,073)	5,294	24.0
Net income	$46,795	$32,638	14,157	43.4
Less: net loss attributable to noncontrolling interests	(30,039)	(3,377)	26,662	NM
Net income attributable to MIC	$76,834	$36,015	40,819	113.3
Basic income per share attributable to MIC	$0.91	$0.44	0.47	106.8
Weighted average number of shares outstanding: basic	84,821,453	82,138,168	2,683,285	3.3

NM — Not meaningful

(1)	Interest expense includes gains on derivative instruments of $15.1 million and $954,000 for the quarters ended March 31, 2018 and 2017, respectively.

MACQUARIE INFRASTRUCTURE CORPORATION
RECONCILIATION OF CONSOLIDATED NET INCOME TO EBITDA EXCLUDING
NON-CASH ITEMS AND A RECONCILIATION FROM CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

	Quarter Ended March 31,		Change Favorable/(Unfavorable)
	2018	2017	$	%
	($ In Thousands) (Unaudited)
Net income	$46,795	$32,638
Interest expense, net(1)	18,710	25,448
Provision for income taxes	16,779	22,073
Depreciation	61,358	57,681
Amortization of intangibles	17,216	17,693
Fees to Manager-related party	12,928	18,223
Pension expense(2)	2,253	2,694
Other non-cash expense, net(3)	4,880	3,865
EBITDA excluding non-cash items	$180,919	$180,315	604	0.3
EBITDA excluding non-cash items	$180,919	$180,315
Interest expense, net(1)	(18,710)	(25,448)
Adjustments to derivative instruments recorded in interest expense(1)	(15,049)	(3,247)
Amortization of debt financing costs(1)	3,049	2,202
Amortization of debt discount(1)	897	619
Provision for current income taxes	(3,871)	(3,721)
Changes in working capital(4)	(3,133)	(23,126)
Cash provided by operating activities	144,102	127,594
Changes in working capital(4)	3,133	23,126
Maintenance capital expenditures	(9,862)	(4,476)
Free cash flow	$137,373	$146,244	(8,871)	(6.1)

(1)	Interest expense, net, includes adjustments to derivative instruments, non-cash amortization of deferred financing fees and non-cash amortization of debt discount related to the 2.00% Convertible Senior Notes due October 2023.
(2)	Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses.
(3)	Other non-cash expense, net, primarily includes non-cash amortization of tolling liabilities, unrealized gains (losses) on commodity hedges and non-cash gains (losses) related to disposal of assets. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items, Free Cash Flow and Proportionately Combined Metrics” above for further discussion.
(4)	Conformed to current period presentation for the adoption of ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. See Note 2, “Basis of Presentation”, in our Notes to Consolidated Condensed Financial Statements in Part I of Form 10-Q for the quarter ended March 31, 2018.

MACQUARIE INFRASTRUCTURE CORPORATION
RECONCILIATION FROM CONSOLIDATED FREE CASH FLOW TO
PROPORTIONATELY COMBINED FREE CASH FLOW

	Quarter Ended March 31,		Change Favorable/(Unfavorable)
	2018	2017	$	%
	($ In Thousands) (Unaudited)
Free Cash Flow – Consolidated basis	$137,373	$146,244	(8,871)	(6.1)
100% of Contracted Power Free Cash Flow included in consolidated Free Cash Flow	(14,527)	(9,839)
MIC’s share of Contracted Power Free Cash Flow	12,099	8,171
100% of MIC Hawaii Free Cash Flow included in consolidated Free Cash Flow	(10,750)	(14,936)
MIC’s share of MIC Hawaii Free Cash Flow	10,747	14,933
Free Cash Flow – Proportionately Combined basis	$134,942	$144,573	(9,631)	(6.7)

MACQUARIE INFRASTRUCTURE CORPORATION
RECONCILIATION OF SEGMENT NET INCOME (LOSS) TO EBITDA
EXCLUDING NON-CASH ITEMS AND A RECONCILIATION FROM CASH PROVIDED
BY/(USED IN) OPERATING ACTIVITIES TO FREE CASH FLOW

IMTT

	Quarter Ended March 31,		Change Favorable/(Unfavorable)
	2018	2017
	$	$	$	%
	($ In Thousands) (Unaudited)
Revenue	139,389	138,817	572	0.4
Cost of services	54,425	49,846	(4,579)	(9.2)
Selling, general and administrative expenses	9,306	9,038	(268)	(3.0)
Depreciation and amortization	33,249	31,520	(1,729)	(5.5)
Operating income	42,409	48,413	(6,004)	(12.4)
Interest expense, net(1)	(7,739)	(8,757)	1,018	11.6
Other income, net	296	708	(412)	(58.2)
Provision for income taxes	(9,686)	(16,548)	6,862	41.5
Net income	25,280	23,816	1,464	6.1
Reconciliation of net income to EBITDA excluding non-cash items and a reconciliation of cash provided by operating activities to Free Cash Flow:
Net income	25,280	23,816
Interest expense, net(1)	7,739	8,757
Provision for income taxes	9,686	16,548
Depreciation and amortization	33,249	31,520
Pension expense(2)	2,080	2,416
Other non-cash expense, net	94	68
EBITDA excluding non-cash items	78,128	83,125	(4,997)	(6.0)
EBITDA excluding non-cash items	78,128	83,125
Interest expense, net(1)	(7,739)	(8,757)
Adjustments to derivative instruments recorded in interest expense(1)	(4,042)	(1,320)
Amortization of debt financing costs(1)	411	411
Provision for current income taxes	(4,276)	(2,258)
Changes in working capital	5,089	736
Cash provided by operating activities	67,571	71,937
Changes in working capital	(5,089)	(736)
Maintenance capital expenditures	(6,989)	(2,460)
Free cash flow	55,493	68,741	(13,248)	(19.3)

(1)	Interest expense, net, includes adjustments to derivative instruments and non-cash amortization of deferred financing fees.
(2)	Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses.

Atlantic Aviation

	Quarter Ended March 31,		Change Favorable/(Unfavorable)
	2018	2017
	$	$	$	%
	($ In Thousands) (Unaudited)
Revenue	247,202	212,753	34,449	16.2
Cost of services (exclusive of depreciation and amortization shown separately below)	116,693	93,922	(22,771)	(24.2)
Gross margin	130,509	118,831	11,678	9.8
Selling, general and administrative expenses	59,939	53,890	(6,049)	(11.2)
Depreciation and amortization	25,479	25,033	(446)	(1.8)
Operating income	45,091	39,908	5,183	13.0
Interest expense, net(1)	(69)	(3,446)	3,377	98.0
Other income (expense), net	56	(86)	142	165.1
Provision for income taxes	(12,111)	(14,550)	2,439	16.8
Net income	32,967	21,826	11,141	51.0
Reconciliation of net income to EBITDA excluding non-cash items and a reconciliation of cash provided by operating activities to Free Cash Flow:
Net income	32,967	21,826
Interest expense, net(1)	69	3,446
Provision for income taxes	12,111	14,550
Depreciation and amortization	25,479	25,033
Pension expense(2)	5	5
Other non-cash expense, net	312	62
EBITDA excluding non-cash items	70,943	64,922	6,021	9.3
EBITDA excluding non-cash items	70,943	64,922
Interest expense, net(1)	(69)	(3,446)
Convertible senior notes interest(3)	(2,012)	(1,744)
Adjustments to derivative instruments recorded in interest expense(1)	(4,367)	133
Amortization of debt financing costs(1)	279	314
Provision for current income taxes	(6,533)	(2,872)
Changes in working capital	6,019	(6,116)
Cash provided by operating activities	64,260	51,191
Changes in working capital	(6,019)	6,116
Maintenance capital expenditures	(1,302)	(925)
Free cash flow	56,939	56,382	557	1.0

(1)	Interest expense, net, includes adjustments to derivative instruments and non-cash amortization of deferred financing fees.
(2)	Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses.
(3)	Represents the cash interest expense reclassified from MIC Corporate related to the 2.00% Convertible Senior Notes due October 2023, proceeds of which were used to pay down a portion of Atlantic Aviation’s credit facility in October 2016.

Contracted Power

	Quarter Ended March 31,		Change Favorable/(Unfavorable)
	2018	2017
	$	$	$	%
	($ In Thousands) (Unaudited)
Product revenue	35,287	28,070	7,217	25.7
Cost of product sales	5,837	4,859	(978)	(20.1)
Selling, general and administrative expenses	7,512	5,165	(2,347)	(45.4)
Depreciation and amortization	15,527	15,340	(187)	(1.2)
Operating income	6,411	2,706	3,705	136.9
Interest expense, net(1)	(885)	(5,383)	4,498	83.6
Other income, net	1,005	765	240	31.4
Provision for income taxes	(950)	(27)	(923)	NM
Net income (loss)	5,581	(1,939)	7,520	NM
Less: net loss attributable to noncontrolling interest	(30,056)	(3,349)	26,707	NM
Net income attributable to MIC	35,637	1,410	34,227	NM
Reconciliation of net income (loss) to EBITDA excluding non-cash items and a reconciliation of cash provided by operating activities to Free Cash Flow:
Net income (loss)	5,581	(1,939)
Interest expense, net(1)	885	5,383
Provision for income taxes	950	27
Depreciation and amortization	15,527	15,340
Other non-cash income, net(2)	(1,888)	(2,024)
EBITDA excluding non-cash items	21,055	16,787	4,268	25.4
EBITDA excluding non-cash items	21,055	16,787
Interest expense, net(1)	(885)	(5,383)
Adjustments to derivative instruments recorded in interest expense(1)	(5,970)	(1,834)
Amortization of debt financing costs(1)	379	379
Provision for current income taxes	(16)	(88)
Changes in working capital(3)	919	(585)
Cash provided by operating activities	15,482	9,276
Changes in working capital(3)	(919)	585
Maintenance capital expenditures	(36)	(22)
Free cash flow	14,527	9,839	4,688	47.6

NM — Not meaningful

(1)	Interest expense, net, includes adjustments to derivative instruments and non-cash amortization of deferred financing fees.
(2)	Other non-cash income, net, primarily includes amortization of tolling liabilities. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items, Free Cash Flow and Proportionately Combined Metrics” above for further discussion.
(3)	Conformed to current period presentation for the adoption of ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. See Note 2, “Basis of Presentation”, in our Notes to Consolidated Condensed Financial Statements in Part I of Form 10-Q for the quarter ended March 31, 2018.

MIC Hawaii

	Quarter Ended March 31,		Change Favorable/(Unfavorable)
	2018	2017
	$	$	$	%
	($ In Thousands) (Unaudited)
Product revenue	63,660	59,583	4,077	6.8
Service revenue	17,249	13,457	3,792	28.2
Total revenue	80,909	73,040	7,869	10.8
Cost of product sales (exclusive of depreciation and amortization shown separately below)	47,548	42,366	(5,182)	(12.2)
Cost of services (exclusive of depreciation and amortization shown separately below)	16,352	10,940	(5,412)	(49.5)
Cost of revenue – total	63,900	53,306	(10,594)	(19.9)
Gross margin	17,009	19,734	(2,725)	(13.8)
Selling, general and administrative expenses	7,229	6,085	(1,144)	(18.8)
Depreciation and amortization	4,155	3,481	(674)	(19.4)
Operating income	5,625	10,168	(4,543)	(44.7)
Interest expense, net(1)	(1,290)	(1,711)	421	24.6
Other expense, net	(1,319)	(205)	(1,114)	NM
Provision for income taxes	(805)	(3,379)	2,574	76.2
Net income	2,211	4,873	(2,662)	(54.6)
Less: net income (loss) attributable to noncontrolling interests	17	(28)	(45)	(160.7)
Net income attributable to MIC	2,194	4,901	(2,707)	(55.2)
Reconciliation of net income to EBITDA excluding non-cash items and a reconciliation of cash provided by operating activities to Free Cash Flow:
Net income	2,211	4,873
Interest expense, net(1)	1,290	1,711
Provision for income taxes	805	3,379
Depreciation and amortization	4,155	3,481
Pension expense(2)	127	273
Other non-cash expense, net(3)	6,199	5,571
EBITDA excluding non-cash items	14,787	19,288	(4,501)	(23.3)
EBITDA excluding non-cash items	14,787	19,288
Interest expense, net(1)	(1,290)	(1,711)
Adjustments to derivative instruments recorded in interest expense(1)	(670)	(226)
Amortization of debt financing costs(1)	97	105
Provision for current income taxes	(639)	(1,451)
Changes in working capital(4)	(6,139)	(8,727)
Cash provided by operating activities	6,146	7,278
Changes in working capital(4)	6,139	8,727
Maintenance capital expenditures	(1,535)	(1,069)
Free cash flow	10,750	14,936	(4,186)	(28.0)

NM — Not meaningful

(1)	Interest expense, net, includes adjustments to derivative instruments related to interest rate swaps and non-cash amortization of deferred financing fees.
(2)	Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses.
(3)	Other non-cash expense, net, primarily includes non-cash adjustments related to unrealized gains (losses) on commodity hedges and non-cash gains (losses) related to disposal of assets. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items, Free Cash Flow and Proportionately Combined Metrics” above for further discussion.
(4)	Conformed to current period presentation for the adoption of ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. See Note 2, “Basis of Presentation”, in our Notes to Consolidated Condensed Financial Statements in Part I of Form 10-Q for the quarter ended March 31, 2018.

Corporate and Other

	Quarter Ended March 31,		Change Favorable/(Unfavorable)
	2018	2017
	$	$	$	%
	($ In Thousands) (Unaudited)
Fees to Manager-related party	12,928	18,223	5,295	29.1
Selling, general and administrative expenses(1)	4,202	3,995	(207)	(5.2)
Depreciation	164	—	(164)	NM
Operating loss	(17,294)	(22,218)	4,924	22.2
Interest expense, net(2)	(8,727)	(6,151)	(2,576)	(41.9)
Other income, net	4	—	4	NM
Benefit for income taxes	6,773	12,431	(5,658)	(45.5)
Net loss	(19,244)	(15,938)	(3,306)	(20.7)
Reconciliation of net loss to EBITDA excluding non-cash items and a reconciliation of cash used in operating activities to Free Cash Flow:
Net loss	(19,244)	(15,938)
Interest expense, net(2)	8,727	6,151
Benefit for income taxes	(6,773)	(12,431)
Depreciation	164	—
Fees to Manager-related party	12,928	18,223
Pension expense(3)	41	—
Other non-cash expense	163	188
EBITDA excluding non-cash items	(3,994)	(3,807)	(187)	(4.9)
EBITDA excluding non-cash items	(3,994)	(3,807)
Interest expense, net(2)	(8,727)	(6,151)
Convertible senior notes interest(4)	2,012	1,744
Amortization of debt financing costs(2)	1,883	993
Amortization of debt discount(2)	897	619
Benefit for current income taxes	7,593	2,948
Changes in working capital	(9,021)	(8,434)
Cash used in operating activities	(9,357)	(12,088)
Changes in working capital	9,021	8,434
Free cash flow	(336)	(3,654)	3,318	90.8

NM — Not meaningful

(1)	For the quarter ended March 31, 2018, selling, general and administrative expenses included $944,000 of costs incurred in connection with the evaluation of various investment and acquisition opportunities. For the quarter ended March 31, 2017, selling, general and administrative expenses included $2.3 million of costs related to the implementation of a shared service center.
(2)	Interest expense, net, included non-cash amortization of deferred financing fees and non-cash amortization of debt discount related to the 2.00% Convertible Senior Notes due October 2023.
(3)	Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses.
(4)	Represents the cash interest expense reclassified to Atlantic Aviation related to the 2.00% Convertible Senior Notes due October 2023, proceeds of which were used to pay down a portion of Atlantic Aviation’s credit facility in October 2016.

MACQUARIE INFRASTRUCTURE CORPORATION
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA
EXCLUDING NON-CASH ITEMS AND A RECONCILIATION FROM CASH PROVIDED BY/(USED IN) OPERATING ACTIVITIES TO PROPORTIONATELY COMBINED FREE CASH FLOW

	For the Quarter Ended March 31, 2018
	IMTT	Atlantic Aviation	Contracted Power(1)	MIC Hawaii(1)	MIC Corporate	Proportionately Combined(2)	Contracted Power 100%	MIC Hawaii 100%
	($ in Thousands Unaudited)
Net income (loss)	25,280	32,967	4,268	2,210	(19,244)	45,481	5,581	2,211
Interest expense, net(3)	7,739	69	896	1,292	8,727	18,723	885	1,290
Provision (benefit) for income taxes	9,686	12,111	950	805	(6,773)	16,779	950	805
Depreciation and amortization of intangibles	33,249	25,479	13,644	4,150	164	76,686	15,527	4,155
Fees to Manager-related party	—	—	—	—	12,928	12,928	—	—
Pension expense(4)	2,080	5	—	127	41	2,253	—	127
Other non-cash expense (income), net(5)	94	312	(1,884)	6,199	163	4,884	(1,888)	6,199
EBITDA excluding non-cash items	78,128	70,943	17,874	14,783	(3,994)	177,734	21,055	14,787

EBITDA excluding non-cash items	78,128	70,943	17,874	14,783	(3,994)	177,734	21,055	14,787
Interest expense, net(3)	(7,739)	(69)	(896)	(1,292)	(8,727)	(18,723)	(885)	(1,290)
Convertible senior notes interest(6)	—	(2,012)	—	—	2,012	—	—	—
Adjustments to derivative instruments recorded in interest expense, net(3)	(4,042)	(4,367)	(5,201)	(667)	—	(14,277)	(5,970)	(670)
Amortization of debt financing costs(3)	411	279	365	97	1,883	3,035	379	97
Amortization of debt discount(3)	—	—	—	—	897	897	—	—
(Provision) benefit for current income taxes	(4,276)	(6,533)	(16)	(639)	7,593	(3,871)	(16)	(639)
Changes in working capital	5,089	6,019	1,189	(6,139)	(9,021)	(2,863)	919	(6,139)
Cash provided by (used in) operating activities	67,571	64,260	13,315	6,143	(9,357)	141,932	15,482	6,146
Changes in working capital	(5,089)	(6,019)	(1,189)	6,139	9,021	2,863	(919)	6,139
Maintenance capital expenditures	(6,989)	(1,302)	(27)	(1,535)	—	(9,853)	(36)	(1,535)
Proportionately Combined Free Cash Flow	55,493	56,939	12,099	10,747	(336)	134,942	14,527	10,750

	For the Quarter Ended March 31, 2017
	IMTT	Atlantic Aviation	Contracted Power(1)	MIC Hawaii(1)	MIC Corporate	Proportionately Combined(2)	Contracted Power 100%	MIC Hawaii 100%
	($ in Thousands) (Unaudited)
Net income (loss)	23,816	21,826	(1,954)	4,875	(15,938)	32,625	(1,939)	4,873
Interest expense, net(3)	8,757	3,446	4,790	1,710	6,151	24,854	5,383	1,711
Provision (benefit) for income taxes	16,548	14,550	27	3,379	(12,431)	22,073	27	3,379
Depreciation and amortization of intangibles	31,520	25,033	13,461	3,476	—	73,490	15,340	3,481
Fees to Manager-related party	—	—	—	—	18,223	18,223	—	—
Pension expense(4)	2,416	5	—	273	—	2,694	—	273
Other non-cash expense (income), net(5)	68	62	(2,003)	5,571	188	3,886	(2,024)	5,571
EBITDA excluding non-cash items	83,125	64,922	14,321	19,284	(3,807)	177,845	16,787	19,288

EBITDA excluding non-cash items	83,125	64,922	14,321	19,284	(3,807)	177,845	16,787	19,288
Interest expense, net(3)	(8,757)	(3,446)	(4,790)	(1,710)	(6,151)	(24,854)	(5,383)	(1,711)
Convertible senior notes interest(6)	—	(1,744)	—	—	1,744	—	—	—
Adjustments to derivative instruments recorded in interest expense, net(3)	(1,320)	133	(1,614)	(226)	—	(3,027)	(1,834)	(226)
Amortization of debt financing costs(3)	411	314	364	105	993	2,187	379	105
Amortization of debt discount(3)	—	—	—	—	619	619	—	—
(Provision) benefit for current income taxes	(2,258)	(2,872)	(88)	(1,451)	2,948	(3,721)	(88)	(1,451)
Changes in working capital(7)	736	(6,116)	(879)	(8,726)	(8,434)	(23,419)	(585)	(8,727)
Cash provided by (used in) operating activities	71,937	51,191	7,314	7,276	(12,088)	125,630	9,276	7,278
Changes in working capital(7)	(736)	6,116	879	8,726	8,434	23,419	585	8,727
Maintenance capital expenditures	(2,460)	(925)	(22)	(1,069)	—	(4,476)	(22)	(1,069)
Proportionately Combined Free Cash Flow	68,741	56,382	8,171	14,933	(3,654)	144,573	9,839	14,936

(1)	Represents MIC's proportionately combined interests in the businesses comprising these reportable segments.
(2)	The sum of the amounts attributable to MIC in proportion to its ownership.
(3)	Interest expense, net, includes adjustments to derivative instruments, non-cash amortization of deferred financing fees and non-cash amortization of debt discount related to the 2.00% Convertible Senior Notes due October 2023.
(4)	Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses.
(5)	Other non-cash expense (income), net, primarily includes non-cash amortization of tolling liabilities, unrealized gains (losses) on commodity hedges and non-cash gains (losses) related to disposal of assets. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items, Free Cash Flow and Proportionately Combined Metrics” above for further discussion.
(6)	Represents the cash interest expense reclassified from MIC Corporate to Atlantic Aviation related to the 2.00% Convertible Senior Notes due October 2023, proceeds of which were used to pay down a portion of Atlantic Aviation's credit facility in October 2016.
(7)	Conformed to current period presentation for the adoption of ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. See Note 2, “Basis of Presentation”, in our Notes to Consolidated Condensed Financial Statements in Part I of Form 10-Q for the quarter ended March 31, 2018.